Exhibit 99.B(e)(2)

SCHEDULE A
TO THE DISTRIBUTION AGREEMENT
DATED AS OF SEPTEMBER 16, 2002,
AS AMENDED AND RESTATED DECEMBER 10, 2003, MARCH 8, 2006, DECEMBER
21, 2006, MARCH 14, 2007, JANUARY 31, 2008, MARCH 25, 2009, JUNE 25, 2009
AND FEBRUARY 16, 2010, DECEMBER 6, 2011, MARCH 28, 2012, AUGUST 7, 2014,
SEPTEMBER 15, 2014, DECEMBER 9, 2014, JUNE 22, 2015, MARCH 31, 2016, JUNE
28, 2016, SEPTEMBER 11, 2017 and JUNE 20, 2023
BETWEEN
SEI INSTITUTIONAL MANAGED TRUST
AND
SEI INVESTMENTS DISTRIBUTION CO.

This Agreement shall apply with respect to portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust:

Large Cap Fund

Large Cap Value Fund

Large Cap Growth Fund

Tax-Managed Large Cap Fund

Small Cap Fund

Small Cap Value Fund

Small Cap Growth Fund

Tax-Managed Small/Mid Cap Fund

Mid-Cap Fund

Core Fixed Income Fund

High Yield Bond Fund

Real Estate Fund

U.S. Managed Volatility Fund

Global Managed Volatility Fund

Real Return Fund

Tax-Managed Managed Volatility Fund

S&P 500 Index Fund

Multi-Strategy Alternative Fund

Multi-Asset Accumulation Fund

Multi-Asset Income Fund

Multi-Asset Inflation Managed Fund

Multi-Asset Capital Stability Fund

Dynamic Asset Allocation Fund

Conservative Income Fund

Tax-Free Conservative Income Fund

Tax-Managed International Managed Volatility Fund

Large Cap Index Fund

Liquid Alternative Fund

[Signatures follow on next page]

SEI Institutional Managed Trust		SEI Investments Distribution Co.

By:	/s/ Stephen G. MacRae	By:	/s/ Maxine J. Chou

Name:	Stephen G. MacRae	Name:	Maxine J. Chou

Title:	Vice President	Title:	Chief Financial Officer & Chief Operating Officer